SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

WESTERN GRAPHITE INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54665	20-8055672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1045 East Washington Street, Monticello, FL 32344

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 850-270-2808

Hudson Bay Centre 2 Bloor Street East, Suite 3500, Toronto, Ontario M4W1A8

 (Former name or former address, if changed since last report)

Prepared By:

Sunny J. Barkats, Esq.

JS Barkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of independent registered public accounting firm

On October 15, 2014, Western Graphite Inc. (the “Registrant”) notified George Stewart, CPA (the “Former Auditor”) that it has been dismissed for no cause as the Registrant’s independent registered public accounting firm effective as of the date of such notice. The dismissal of the Former Auditor was approved by the Registrant’s Board of Directors. The report of the Former Auditor on the Registrant’s financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2013 and 2012 and through the date of dismissal of the Former Auditor, the Registrant has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Registrant’s financial statements for such years.

During the years ended December 31, 2013 and 2012 and through the date of dismissal of the Former Auditor, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested that our Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The Former Auditor has refused to furnish the Registrant with that letter.

New independent registered public accounting firm

On October 14, 2014 (the “Engagement Date”), the Registrant engaged RBSM LLP (“New Auditor”) as its independent registered public accounting firm for the Registrant’s fiscal year ending December 31, 2014. The decision to engage the New Auditor as the Registrant’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Registrant has not consulted with the New Auditor regarding either:

1. application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that the New Auditor concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2014, the Registrant’s board of directors concluded, from the board’s evaluation of the previously issued financial statements for the fiscal year ended December 31, 2013 and the financial statements for the interim periods ended March 31, 2013, June 30, 2013 and September 30, 2013 (collectively, the “Prior Financial Statements”), that the Prior Financial Statements cannot be relied upon due to the lack of evidence supporting the valuations of the amounts reported. The Registrant is still evaluating the reported amounts in the Prior Financial Statements and has not reached a conclusion as to the amended amounts that will be reported at this time.

The Registrant informed its independent registered public accounting firm, RBMS LLP, of the matters disclosed above, and the Registrant’s board of directors discussed these matters with RBSM LLP.

Section 5. Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, the Registrant entered into an employment agreement with David Wimberly, who became the Registrant’s Chief Executive Officer on August 26, 2014. Pursuant to the employment agreement, Mr. Wimberly is entitled to a monthly salary of $7,500 and he will be eligible for a bonus based upon criteria established by the Registrant’s board of directors (which criteria may be based upon the profitability and growth in valuation of the Registrant, among other criteria determined by the Registrant’s board). The employment agreement has an initial term of five years.

The Registrant will reimburse Mr. Wimberly for all reasonable expenses arising out of his employment that have been authorized prior to being incurred and with the provision of appropriate receipts. Mr. Wimberly will also receive an office expense allowance of $1,200 per month in support of the office space used by the Registrant located at 1045 East Washington Street, Monticello, Florida 32344.

Mr. Wimberly is subject to a non-solicitation clause under his employment agreement. Mr. Wimberly’s employment agreement does not provide for any payments upon a change of control.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of July 1, 2014, by and between the Registrant and David Wimberly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	Western Graphite Inc.

	By:	/s/David Wimberly
David Wimberly
Chief Executive Officer